UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2010

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 29, 2010, Redpoint Bio Corporation, a Delaware corporation (the “Company”), entered into a License and Commercialization Agreement (the “Agreement”) with International Flavors & Fragrances Inc., a New York corporation (“IFF”), for the development, manufacture, use and commercialization of RP44, the Company’s all-natural sweetness enhancer for use in flavor systems in beverages, dairy products, confectionary products, snack products and bakery products (the “Products”), anywhere in the world (the “Territory”).

Under the Agreement, the Company has granted IFF exclusive rights for five years from the effective date of the Agreement, subject to certain conditions, to develop, manufacture, use and commercialize RP44 in virtually all food and beverage product categories.  In partial consideration of the Company’s agreement to grant an exclusive license to IFF pursuant to the terms and conditions of the Agreement, IFF agrees to pay the Company an upfront fee in the amount of $500,000.  In addition, IFF agrees to pay the Company two milestone payments of $500,000 each based upon certain criteria regarding supply and regulatory approval, as set forth in the Agreement.  During the Royalty Term (as defined below), IFF will make royalty payments to the Company based on the amount of RP44 purchased by IFF for use in Products.  The Agreement contemplates that IFF will enter into separate supply agreements with third party suppliers for commercial supply of RP44.

Under the Agreement, IFF shall be responsible for seeking and achieving regulatory approval for RP44 and all costs and expenses in connection therewith, and during the exclusivity term, IFF shall be responsible for prosecuting, maintaining and enforcing all of the Company’s patents covering RP44.  IFF shall also be responsible for all costs and expenses associated with the development and commercialization of RP44 and the Products for sale or distribution in the Territory.

Unless terminated earlier pursuant to the Agreement, the Agreement continues in effect until the end of the Royalty Term.  The Royalty Term commences on the first commercial purchase by IFF (or any of its affiliates) of RP44 from a supplier under a supply agreement and ends on the fifth (5th) anniversary of the first purchase under the supply agreement, or, if a patent covering RP44 or Products has issued, such later date on which RP44 or such Product is no longer covered by a Valid Claim (as defined in the Agreement) in any country in the Territory.  In addition to standard termination rights provided to each party, after the third (3rd) anniversary of this Agreement, IFF may terminate the Agreement at any time upon ninety (90) days prior written notice to the Company.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2010, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.  A copy of the press release issued by the Company relating to the Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: July 6, 2010

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary